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                                                                       (d)(3)(I)

                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                          ING INVESTMENT MANAGEMENT CO.

     AMENDMENT made as of this 28th day of April, 2006 to the Investment Sub-Advisory Agreement dated as of January 23, 2004 (the "AGREEMENT"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and ING Investment Management Co. (formerly Aeltus Investment Management, Inc.), a Connecticut corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. The final WHEREAS clause is hereby deleted in its entirety and replaced with the following:

     WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Subadviser to furnish investment advisory services to one or more of the series of the Company, and the Subadviser is willing to furnish such services to the Company and the Adviser.

2. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

     1. APPOINTMENT. The Adviser hereby appoints the Subadviser to act as the investment sub-adviser and manager to the series of the Company set forth on APPENDIX A hereto (collectively, the "Portfolio") for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Company designates one or more series (other than the Portfolio) with respect to which the Adviser wishes to retain the Subadviser to render investment advisory services hereunder, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder, and be subject to this Agreement.

3. Delete in its entirety the last sentence of Paragraph 2(E), which currently reads:

     "In addition, subject to seeking the best execution available, the Subadviser may also consider sales of shares of the Portfolio as a factor in the selection of brokers and dealers."

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And replace with the following:

     "The Subadviser will consult with the Adviser to the end that portfolio transactions on behalf of a Portfolio are directed to broker-dealers that participate in commission recapture programs benefiting the Portfolio, provided that neither the Subadviser nor the Adviser will direct brokerage in recognition of the sale of Portfolio shares."

4. APPENDIX A of the Agreement is hereby deleted and replaced with the AMENDED APPENDIX A attached hereto.

5. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

6. In all other respects, the Agreement is confirmed and remains in full force and effect.

7. This Amendment shall become effective as of the later of the date first written above, or the date that Subadviser begins managing the Portfolio, which shall be after any transition manager has completed its duties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        ING LIFE INSURANCE AND ANNUITY COMPANY


                                        By: /s/ Laurie M. Tillinghast
                                            ------------------------------------
                                            Laurie M. Tillinghast
                                            Vice President


                                        ING INVESTMENT MANAGEMENT CO.


                                        By: /s/ Jeffrey T. Beckel
                                            ------------------------------------
                                        Name: Jeffrey T. Beckel
                                        Title: SVP & CFO

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                               AMENDED APPENDIX A

                                       TO

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                          ING INVESTMENT MANAGEMENT CO.

PORTFOLIOS                                     ANNUAL SUB-ADVISER FEE
----------                                     ----------------------
                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

ING Fundamental Research             0.2700% on the first $2 billion of assets
Portfolio (formerly ING Aeltus        0.2475% on the next $1 billion of assets
Enhanced Index Portfolio)                 0.2250% of the assets thereafter